Nations Annuity Trust
February 20, 1998
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                                                                 EXHIBIT 99.B10




                      [MORRISON & FOERSTER LLP LETTERHEAD]


                                February 20, 1998




Nations Annuity Trust
111 Center Street
Little Rock, Arkansas  72201

         Re:   Shares of Beneficial Interest of Nations Annuity Trust

Ladies and Gentlemen:

         We refer to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A (SEC File Nos. 333-40265; 811-08481) (the "Registration Statement") of Nations Annuity Trust (the "Trust") relating to the registration of an indefinite number of Shares of Beneficial Interest of the Trust's eight portfolios; namely, Nations Balanced Assets Portfolio, Nations Disciplined Equity Portfolio, Nations International Growth Portfolio, Nations Managed Index Portfolio, Nations Managed SmallCap Index Portfolio, Nations Marsico Focused Equities Portfolio, Nations Marsico Growth & Income Portfolio and Nations Value Portfolio (collectively, the "Shares").

         We have been requested by the Trust to furnish this opinion as Exhibit 10 to the Registration Statement.

         We have examined such records, documents, instruments, and certificates of public officials and of the Trust, made such inquiries of the Trust, and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have examined documents relating to the organization of the Trust and the authorization for registration and sale of Shares of each of the Portfolios. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

         Based upon and subject to the foregoing, we are of the opinion that:

         The issuance and sale of the Shares by the Trust have been duly and validly authorized by all appropriate action, and assuming delivery of the Shares by sale or in accord with the Trust's dividend reinvestment plan in accordance with the description

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Nations Annuity trust
February 20, 1998
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set forth in the Registration Statement, as amended, the Shares will be validly issued, fully paid and nonassessable.

         We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

         In addition, we hereby consent to the use of our name and to the reference to our Firm under the heading "Counsel" in the Statement of Additional Information and the description of advice rendered by our Firm under the heading "How The Portfolios Are Managed" in the Prospectus, which is included as part of the Registration Statement.

                                                 Very truly yours,

                                                 /S/  MORRISON & FOERSTER LLP

                                                      MORRISON & FOERSTER LLP